Exhibit 99.1

FOR IMMEDIATE RELEASE

Emdeon Announces Proposed Increase in Term Loan

NASHVILLE, Tenn. (December 2, 2014) – Emdeon Inc., a leading provider of healthcare revenue and payment cycle management and clinical information exchange solutions, today announced its intention to increase its outstanding term loan borrowings by up to $160 million for general corporate purposes, including acquisitions.

Emdeon anticipates the transaction will be completed in December 2014. However, there can be no assurance that Emdeon will be able to complete this transaction, which remains subject to market and other customary conditions.

About Emdeon

Emdeon is a leading provider of revenue and payment cycle management and clinical information exchange solutions, connecting payers, providers, pharmacies and patients in the U.S. healthcare system. Emdeon’s offerings integrate and automate key business and administrative functions of its payer, provider and pharmacy customers throughout the patient encounter. Through the use of Emdeon’s comprehensive suite of solutions, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle and clinical information exchange processes. For more information, visit www.emdeon.com.

Forward-Looking Statements

Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar language. Such statements include statements regarding the proposed increase of Emdeon’s outstanding term loan. Forward-looking statements may include information concerning Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements, because they are subject to numerous uncertainties and factors relating to the proposed increase of the outstanding term loan and Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect whether or not Emdeon completes the transaction to increase its term loan, and the terms of such a transaction, and Emdeon’s actual financial results or results of operations, and could cause actual results to differ materially from those discussed or referenced in the forward-looking statements. Such factors include the risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report for the fiscal year ended December 31, 2013, as well as other reports filed by Emdeon with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which such statement is made. Except as required by law, Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

# # #